Sub-Item 77O Rule 10f-3 Transactions
THE DREYFUS/LAUREL FUNDS, INC. DREYFUS PREMIER BALANCED FUND

On May 12, 2006, The Dreyfus/Laurel Funds, Inc. – Dreyfus Premier Balanced Fund (the “Fund”) purchased, slightly below par value, $60,000 in corporate bonds of Lincoln National Corp. – CUSIP # 534187AS8 (the “Bonds”). The Bonds were purchased from Morgan Stanley, a member of the underwriting syndicate offering the Bonds, from their own account. Mellon Financial Markets, LLC, an affiliate of the Fund, was a member of the syndicate but received no benefit in connection with the transaction. Morgan Stanley received an underwriting commission of 10.04% per Bond. None of the other members received any economic benefit. The following is a list of the syndicate’s primary members:

ABN Amro Securities
Bank of America Securities
BNP Paribas Group
Bank of NY Capital Markets
Citigroup
Comerica Securities
Fifth Third Securities
Goldman Sachs
Greenwich Capital Markets
HSBC Securities
JP Morgan Securities
Key Bank Capital Markets
Lehman Brothers
Mellon Financial Markets, LLC
Merrill Lynch
Morgan Stanley
Natcity Investments
Piper Jaffray & Co.
PNC Capital Markets
Raymond James & Associates
UBS
Wachovia Securities

Accompanying this statement are materials presented to the Board of Directors of The Dreyfus/Laurel Funds, Inc. – Dreyfus Premier Balanced Fund, which ratified the purchase as in compliance with the Fund’s Rule 10f-3 Procedures, at the Fund’s Board meeting held on July 27, 2006.

Sub-Item 77O Rule 10f-3 Transactions
THE DREYFUS/LAUREL FUNDS, INC. DREYFUS PREMIER BALANCED FUND

On May 31, 2006, The Dreyfus/Laurel Funds, Inc. – Dreyfus Premier Balanced Fund (the “Fund”) purchased, at par value, $115,000 in corporate bonds of Credit Suisse USA Inc. – CUSIP # 225434BG3 (the “Bonds”). The Bonds were purchased from Credit Suisse, a member of the underwriting syndicate offering the Bonds, from their own account. Mellon Financial Markets, LLC, an affiliate of the Fund, was a member of the syndicate but received no benefit in connection with the transaction. Credit Suisse received an underwriting commission of 2.50% per Bond. None of the other members received any economic benefit. The following is a list of the syndicate’s primary members:

BB&T Capital Markets
BNP Paribas Group
Comerica Securities
Credit Suisse
Danske Bank
HSBC Securities
Key Bank Capital Markets
National Australia Bank
Mellon Financial Markets, LLC
Regions Bank
SEB Debt Capital Markets
Trilon Securities
Wells Fargo Brokerage Services, LLC
The Williams Capital Group, LLC

Accompanying this statement are materials presented to the Board of Directors of The Dreyfus/Laurel Funds, Inc. – Dreyfus Premier Balanced Fund, which ratified the purchase as in compliance with the Fund’s Rule 10f-3 Procedures, at the Fund’s Board meeting held on July 27, 2006.

THE DREYFUS
CORPORATION

TO:	The Board Members of:
The Dreyfus/Laurel Funds, Inc.:
Dreyfus Premier Balanced Fund
The Dreyfus/Laurel Funds Trust:
Dreyfus Premier Managed Income Fund
(each a “Fund”)

PROM:	James Bitetto /s/
Assistant General Counsel

DATE:	July 19, 2006

SUBJECT:	Review of Compliance with Rule 10f-3 Procedures

****************************************************************************************************

     At the upcoming Board meeting you will be asked to review certain transactions to determine whether such transactions were consistent with the Fund’s Rule 10f-3 procedures. The procedures will be available at the meeting.

     The attached 10f-3 approval forms, completed by the Fund’s portfolio managers, describe the transactions and attest to their compliance with various provisions of Rule 10f-3, including, among other things, that:

1.	the securities were either registered under the Securities Act of 1933, government securities, eligible municipal securities, securities sold in eligible Rule 144A offerings, or securities sold in eligible foreign offerings;

2.	the securities were purchased prior to the end of the first day on which any sales are made, at a price that is not more than the price paid by each other purchaser of securities in that offering;

3.	the securities were offered pursuant to a firm commitment underwriting;

4.	the commission, spread or profit received or to be received by the principal underwriters is reasonable and fair compared to the commission, spread or profit received by others in connection with the underwriting of similar securities being sold during a comparable period of time; and

5.	the securities were purchased from a member of the syndicate other than the affiliated underwriter.

     A representative of Dreyfus will be available at the meeting to discuss any questions you may have regarding the transactions.

LEGAL DEPARTMENT

200 PARK AVENUE, NEW YORK, N.Y. 10166/TELEPHONE: 922-6000

Board Group V 4/1/06-6/30/06
Rule 10f-3 –Summary (Affiliated Underwriters)
Fund	Manager	Are there applicable	IF YES,	Total Value of	Primary
	Firm	transactions to	Certification attached	Securities Purchased by	Portfolio Manager
		report?	from Manager that all	Fund from Affiliated
			transactions are in	Underwriter
		If Yes, detail	compliance with	(% of total net assets)
		attached from	board-approved
		Manager	procedure

Money Market Funds

Dreyfus Institutional Government MM	Dreyfus	No			Patricia A. Larkin
Fund

Dreyfus Institutional Prime MM Fund	Dreyfus	No			Patricia A. Larkin

Dreyfus Institutional U.S. Treasury	Dreyfus	No			Patricia A. Larkin
MM Fund

Dreyfus Money Market Reserves	Dreyfus	No			Patricia A. Larkin

Dreyfus U.S. Treasury Reserves	Dreyfus	No			Patricia A. Larkin

~~Municipal Money Market Funds~~

Dreyfus Municipal Reserves	Dreyfus/Mellon	No			J. Christopher Nicholl

Dreyfus BASIC CA Municipal MM	Dreyfus	No			Joseph Irace
Fund

Dreyfus BASIC MA Municipal MM	Dreyfus/Mellon	No			John F. Flahive
Fund

Dreyfus BASIC NY Municipal MM	Dreyfus	No			Joseph Irace
Fund

Balanced Funds

Joseph Darcy\Scott
Dreyfus Tax Managed Balanced Fund	Dreyfus/Fayez	No			Sprauer\Fayez S.
Sarofim

Fixed Income Funds

Dreyfus Bond Market Index Fund	Dreyfus/Standish	No			Laurie A. Carroll

Dreyfus High Yield Strategies Fund	Dreyfus/Standish	No			Jon Uhrig

Dreyfus Premier International Bond	Dreyfus/Standish	No			Charles Dolan/Thomas
Fund					Fahey

Dreyfus Premier Limited Term High	Dreyfus/Standish	No			Jon Uhrig
Yield Fund

Dreyfus Premier Limited Term	Dreyfus/Standish	No			Christopher M.
Income Fund					Pellegrino

Dreyfus Premier Managed Income	Dreyfus/Standish	Yes	V	0.22%	Kent J. Wosepka
Fund

Equity Funds

Dreyfus BASIC S&P 500 Stock Index	Dreyfus/ MEA	No			Thomas J. Durante
Fund

Dreyfus Disciplined Stock Fund	Dreyfus/TBCAM	No			Sean P. Fitzgibbon

Dreyfus Premier Balanced Fund	Dreyfus/Standish	Yes	V	0.12%	Cathy Powers

Dreyfus Premier Core Equity Fund	Fayez	No			Fayez S. Sarofim

Dreyfus Premier Core Value Fund	Dreyfus/TBCAM	No			Brain C. Ferguson

Dreyfus Premier Large Company	Dreyfus/TBCAM	No			Sean P. Fitzgibbon
Stock Fund

Dreyfus Premier Midcap Stock Fund	Dreyfus/MEA	No			John R. O’Toole

Dreyfus Premier Small Cap Value	Dreyfus/MEA	No			Adam T. Logan
Fund

Dreyfus Premier Tax Managed	Fayez	No			Fayez S. Sarofim
Growth Fund

RULE 10f-3 Transactions

Dreyfus Premier Balanced Fund

Reporting Period	4/01/06-06/30/06
Total Net Assets	136,697,400

Portfolio Manager	Catherine Powers

Security purchased	Cusip/Sedol	Type of Offering	Lead Underwriter	Broker Dealer Purchased From	Expected Trade Date	Type of Security	Total Transaction (Shares/Par)	Purchase Price	Purchase Amount	Commission/Spread as % of Offering Price
Lincoln National Corp	534187AS8	Capital Security	Bank of America, Citigroup, Goldman Sachs, JP Morgan, Lehman Brothers, Merrill Lynch, Morgan Stanley, UBS, Wachovia Securities	Morgan Stanley	5/12/06	Corporate	60,000	99.60	59,758	10.04%
			Affiliated Underwriter	Other Syndicate members	Date of First Offering	Rating of Security	Issue Size	% of Issue Size Purchased by Above Fund	% of Issue Size Purchased by Above Fund as a % of Total Net Assets of Fund	% of Issue Size Purchased by ALL Funds advised by Manager as a % of Total Issue Size (cannot exceed 25%)
			MFM	ABN Amro, BNP Paribas Group, BNY Capital Markets, Comerica Securities, Fifth Third Securities, Greenwich Capital Markets, HSBC Securities, Keybanc Capital Markets, Natcity Investments, Piper Jaffray & Co, PNC Capital Markets, Raymond James & Associates, S	5/12/06	Baa2/A-/A-	800,000,000	0.01%	0.04%	2.50%
					Was Price Paid the same as other Purchasers?	Was Security Purchased on Offer Date?	Was Issuer in continuous operation for at least 3 years?	Was Offering part of Firm commitment?	Did Affiliated Underwriter benefit directly or indirectly from purchase?	Was Commission or Spread paid to the principal underwriter reasonable and fair compared to commission or spread paid to other underwriters in connection with similar transactions?
					yes	yes	yes	yes	no	yes

Certification

The Adviser certifies that the above information is correct.

The Adviser has determined that the securities listed above are securities the Fund is permitted to invest in as described in the current prospectus.

The Adviser has determined that the securities purchased are in accordance with *Dreyfus Fund Rule 10f-3 policies and procedures.*

In reaching its determination, the Adviser considered all of the conditions as specified in the *Dreyfus Fund 10f-3 policies and procedures.*

SIGNED	[signature]	DATE	7/6/06

RULE 10f-3 Transactions

Dreyfus Premier Balanced Fund

Reporting Period	4/01/06-06/30/06
Total Net Assets	136,697,400

Portfolio Manager	Catherine Powers

Security purchased	Cusip/Sedol	Type of Offering	Load Underwriter	Broker Dealer Purchased From	Expected Trade Date	Type of Security	Total Transaction (Shares/Par)	Purchase Price	Purchase Amount	Commission/Spread as % of Offering Price
Credit Suisse USA Inc	225434BG3	New Issue	Credit Suisse	Credit Suisse	5/31/06	Corporate	115,000	100.00	115,000	2.50%
			Affiliated Underwriter	Other Syndicate members	Date of First Offering	Rating of Security	Issue Size	% of Issue Size Purchased by Above Fund	% of Issue Size Purchased by Above Fund as a % of Total Net Assets of Fund	% of Issue Size Purchased by ALL Funds advised by Manager as a % of Total Issue Size (cannot exceed 25%)
			MFN	BB&T Capital Markets, BNP Paribas, Comerica Securities, Danske Bank, HSBC Securities, Key Capital Markets, National Australia Bank, Regions Bank, SEB Debt Capital Markets, Trion Securities, Wells Fargo, Williams Capital Group	5/31/06	Aa3/A+/AA-	1,050,000,000	0.01%	0.08%	1.04%
					Was Price Paid the same as other Purchasers?	Was Security Purchased on Offer Date?	Was Issuer in continuous operation for at least 3 years?	Was Offering part of Firm commitment?	Did Affiliated Underwriter benefit directly or indirectly from purchase?	Was Commission or Spread paid to the principal underwriter reasonable and fair compared to commission or spread paid to other underwriters in connection with similar transactions?
					yes	yes	yes	yes	no	yes

Certification

The Adviser certifies that the above information is correct.

The Adviser has determined that the securities listed above are securities the Fund is permitted to invest in as described in the current prospectus.

The Adviser has determined

SIGNED	Kelly Mahony	DATE	7/6/06

7/5/2006

D/LFI- Dreyfus Premier Balanced Fund
D/LFT- Dreyfus Premier Managed Income Fund
PROPOSED RESOLUTION

RESOLVED, that the transactions engaged in by the Fund, pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended, hereby are determined to have been effected in compliance with the Procedures adopted by the Board with respect to such transactions.